Calculation of Filing Fee Tables
S-3
BREAD FINANCIAL HOLDINGS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	8.875% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	457(r)	138,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Depositary shares, each representing a 1/40th interest in a share of 8.875% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	457(r)	5,520,000	$ 25.00	$ 138,000,000.00	0.0001381	$ 19,057.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 138,000,000.00		$ 19,057.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 19,057.80
Offering Note
[1]	Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on November 17, 2025 (File No. 333-291573), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. (2) No separate consideration will be payable in respect of the shares of Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, that are being issued in connection with this offering.

[2]	Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on November 17, 2025 (File No. 333-291573), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. (2) No separate consideration will be payable in respect of the shares of Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, that are being issued in connection with this offering.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $138,000,000.00. The prospectus is a final prospectus for the related offering.